EXECUTION COPY                                                      Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                                       FOR
                PRESIDENT AND GENERAL MANAGER JEROME A. FAGERLAND

     This Employment Agreement  ("Agreement"),  effective as of October 30, 2007
(the "Effective Date"), is between NEDAK ETHANOL, LLC (the "Company") and Jerome
A. Fagerland (the "Professional").

     WHEREAS, the Board of Directors of the Company has approved the appointment and employment of the  Professional to serve as President and General Manager of the Company;

     WHEREAS,  Professional desires to serve as President and General Manager of the Company; and

     WHEREAS,  the parties  wish to set forth the terms and  conditions  of such engagement and service.

     NOW,  THEREFORE,  in  consideration  of the above  premises  and the mutual
covenants  and   agreements   contained   herein,   Company   agrees  to  employ
Professional,  and Professional hereby accepts employment with Company, upon the terms and conditions hereinafter set forth.

     1. Terms of Employment: Authority and Responsibilities.

     (a) The  Company  hereby  employs  Professional  as  President  and General
Manager of the  Company,  and  Professional  accepts  such  employment  with the
Company   subject  to  the  terms  and   conditions  of  this   Agreement.   All
decision-making  authority  regarding  the  hiring,  termination,   supervision,
promotion,  and compensation of Professional shall rest solely with the Board of
Directors of the Company.

     (b) Professional is engaged as a Company employee to perform the duties set forth in Exhibit A attached hereto and incorporated herein.

     2. Compensation and Benefits.

     (a) For all services rendered by Professional under this Agreement, Company shall compensate and provide benefits to Professional as described in
     Exhibit B attached hereto and incorporated herein. Company shall withhold from any compensation or other benefits payable under this Agreement any federal, state, city, or other taxes as shall be required by law or governmental regulation or ruling.

     (b) Company's obligation to pay compensation hereunder shall be subject to
     Professional complying with all material terms and provisions of this
     Agreement.

     (c) Professional acknowledges that the compensation and benefits provided hereunder constitute all of the remuneration due Professional by Company for services rendered hereunder and that no additional remuneration shall be provided to Professional.

     3. Termination of Employment.

     (a) Term.  Subject to the provisions of paragraph  3(b) below,  the term of employment pursuant to this Agreement (the "Term") shall be four years. The Term of this Agreement shall

commence on November 1, 2007,  and shall expire on October 31,  2011.  This Term may be extended for two additional two-year periods upon express written consent of  both  parties  on or  before  September  1,  2011  and  September  1,  2013, respectively.

     (b) Termination.  This Agreement and the  Professional's  employment by the
Company  hereunder  may  be  terminated  before  the  anticipated  end  of  this
Agreement's  Term: (i) by the mutual written  agreement of Professional  and the
Company;  (ii) by the Company immediately for cause (as defined, and pursuant to the procedures set forth,  below);  (iii) by Professional  with or without cause upon not less than one hundred  twenty (120) days' prior  written  notice to the
Board of Directors of the  Company.;  (iv) upon the death of  Professional;  (v)
upon the Date of Disability  (as defined below) of  Professional;  (vi) upon the dissolution  of the  Company  or the  end of  its  operations  at its  Atkinson,
Nebraska facility.

     For  purposes  of  this  Agreement,  "cause"  shall  mean  (i)  conduct  by
Professional  amounting to criminal  conduct,  fraud,  dishonesty,  malfeasance, gross  negligence,  gross  incompetence;  repeated  public  or  private  conduct contrary to the policies of the Company or that results in a material  detriment to the Company or is inimical to the Company, its reputation,  or interests;  or
(ii) a breach by  Professional  of this  Agreement,  if such breach is not cured within  thirty  (30) days  after  written  notice  thereof  from the  Company to
Professional.

     For purposes of this  Agreement,  "disability"  shall mean the inability of the  Professional  to carry out his  duties for a period of one  hundred  twenty
(120) days, which need not be consecutive,  within any twelve (12) month period.
The  expiration of such period of one hundred  twenty (120) days shall be termed the "Date of Disability."

     (c)  Effect of  Termination.  Upon the  termination  of the  Professional's
employment   hereunder,   the  Company  shall  have  no  further  obligation  to
Professional  or his agents,  representatives,  heirs, or estate with respect to this Agreement or his  employment by the Company,  except as provided in Section
3(d) below.

     (d)  Termination   Payment.   Except  as  otherwise  provided  herein,  the
compensation and termination  payments provided pursuant to this Section 3 shall be paid at such  times and in such  manner as  payments  normally  would be made under  Section 2 above and  Exhibit B  attached  hereto  and shall be subject to deductions and withholding as provided in Section 2(a) above.

          (i) In the event  this  Agreement  and the  Professional's  employment hereunder are terminated by mutual  agreement  pursuant to Section  3(b)(i)
     above,  the  Professional's  termination  payments,  if  any,  shall  be as mutually agreed in writing by Professional and the Company.

          (ii) In the event this  Agreement  and the  Professional's  employment hereunder are terminated for cause pursuant to Section  3(b)(ii) above, the
     Company's  sole  obligation to  Professional  shall be the provision of any payments  or  benefits  pursuant  to Section 2 above and Exhibit B attached hereto which have been earned but have not been  provided  through the date of termination.

          (iii) In the event this  Agreement and the  Professional's  employment hereunder  are  terminated by  Professional  upon not less than one hundred twenty (120) days' prior written notice to the Company  pursuant to Section
     3(b)(iii)  above,  the Company  shall

     provide all  payments and  benefits to  Professional  pursuant to Section 2 above and  Exhibit B attached  hereto  which have been  earned but have not been provided through the date of termination.

          (iv) In the event this  Agreement  and the  Professional's  employment hereunder  are  terminated  by the death of the  Professional  pursuant  to
     Section  3(b)(iv)  above,  the Company shall provide to the  Professional's estate all payments and benefits  pursuant to Section 2 above and Exhibit B attached  hereto which have been earned but have not been provided  through the date of the Professional's death.

          (v) In the event  this  Agreement  and the  Professional's  employment hereunder are  terminated by the  disability  of  Professional  pursuant to
     Section  3(b)(v)  above,  the Company  shall  provide to  Professional  all payments  and  benefits  pursuant to Section 2 above and Exhibit B attached hereto which have been earned but have not been  provided  through the Date of Disability.

          (vi) In the event this  Agreement  and the  Professional's  employment hereunder are  terminated by the  dissolution  of the Company or the end of its  operations  at its  Atkinson,  Nebraska  facility  pursuant to Section
     3(b)(vi) above,  the Company shall provide to Professional all payments and benefits  pursuant to Section 2 above and Exhibit B attached  hereto  which have  been  earned  but  have  not been  provided  through  the date of the dissolution or end of operations.

     (e)  Cooperation  after  Termination.  Professional  shall  cooperate  with
Company following termination to the extent necessary for an orderly transition.
In the event of  Professional's  termination  as part of a  planned  retirement,
Professional  shall  provide at least nine (9)  months'  notice of his intent to retire and agrees to assist, train and work on the transition of his replacement until such retirement.

     4. Compliance with Laws, Regulations, Rules, and Standards.

          Professional  covenants  that at all  times  during  the  term of this
     Agreement, he shall:

     (a) comply with all applicable  laws,  rules, and regulations of the United
     States,  the  State of  Nebraska,  and any  other  applicable  governmental agencies in the performance of services hereunder;

     (b) not  engage in any  personal  or  professional  conduct  which,  in the reasonable  determination  of  Company,  does or may  adversely  affect the delivery of goods and  services  to the  Company's  clients  and  customers and/or the Company's general reputation;

     (c) provide all of the goods and services as required by this Agreement for
     Company  clients and  customers  and  execute all of his duties  under this
     Agreement regardless of an employee's, client's, or customer's race, color, religion,  sex, national origin,  age,  disability,  marital status, or any other characteristic  protected by applicable local, state, or federal law;
     and

     (d)  review,  acknowledge,  abide by, and comply  with  Company's  Employee
     Handbook and other applicable  policies and procedures,  and participate in compliance education and training as requested by Company.

     5. Conflicts of Interest.

     Professional  shall  avoid all  activities  and other  actions  that  might conflict  with,  or that might  appear to conflict  with,  the  interests of the
Company.  Professional  shall  not use his  position,  or any  knowledge  gained therefrom or in connection  therewith,  in such a manner that a conflict, or the appearance of a conflict,  arises  between (i) the interest of the Company,  and
(ii) the  Professional or the  Professional's  personal,  immediate  family,  or private economic or other interests.

     6. Membership on Outside Boards of Directors.

     Professional  shall not serve on the board of  directors,  governing  body, committee of the board of directors, or as an officer or employee of any company or organization (collectively, "organization") without the prior written consent of the Board of Directors of the Company.  Notwithstanding the foregoing, during his  employment  by the  Company,  Professional  shall not serve on the board of directors, governing body, committee of the board of directors, or as an officer or employee of any organization if the Professional's  simultaneous  service and the interests of the Company or the  Professional's  obligations or duties under this  Agreement,  would  conflict  in any  manner.  If,  during the term of this
Agreement, any such conflict arises as a result of the Professional's membership on the board of directors,  governing body, committee of the board of directors, or status as an officer or employee of another organization,  Professional shall resign immediately from such position.

     7. Use of Name of the Company.

     Professional  shall not use the name of the Company or be identified as the
President and General Manager of the Company or as an employee, officer or agent of the Company (i) in connection with any outside company or  organization,  any campaign for public office, any outside fund-raising  activities,  or any public policy  matters  (including  efforts  to  enact,  defeat  or alter  legislation, regulations  or other  governmental  policy)  other than public  policy  matters pursued at the  direction  and on behalf of the Company,  (ii) or in  connection with any other  activities  that are  outside  the  scope of the  Professional's employment by Company,  unless in each instance  Professional receives the prior written consent of the Board of Directors of the Company.

     8. Indemnification.  The Company shall indemnify,  defend and hold harmless
Professional in the manner and to the extent provided by the Company's Operating
Agreement, as the same may be amended from time to time.

     9. Protective  Covenants.  The  Professional and the Company agree that the following  provisions  are necessary and  appropriate  for the protection of the
Company's legitimate business interests.

     (a)  Confidentiality.  In the  course  of his  employment  by the  Company,
Professional  will have access to  Confidential  Information (as defined in this
paragraph)  of  the  Company.   Professional   agrees  to  maintain  the  strict
confidentiality  of  all  Confidential  Information  during  the term  of  this  Agreement  and  thereafter.  For  purposes  of  this  Agreement,
"Confidential  Information"  shall mean all  information  and  materials  of the
Company,  and all information  and materials  received by the Company from third parties,  which are not generally  publicly available and all other information, and materials,  which are of a proprietary or confidential  nature, even if they are not marked as such.  This  provision  shall survive the  termination of this
Agreement indefinitely.

     (b)  Intellectual  Property.  Professional  recognizes  and agrees that all copyrights, trademarks, patents, and other intellectual property rights to works or marks arising in, from or in connection with the Professional's employment by the Company,  and that are within the scope of the Professional's  employment by the Company,  are the sole and exclusive  property of the Company.  Professional agrees to assign,  and hereby does assign, to the Company all rights, if any, in or to such  works or marks that may  accrue to  Professional  during the term of this  Agreement.  This provision shall survive the termination of this Agreement indefinitely.

     (c) Agreement Not to Solicit  Employees.  During the term of this Agreement and for a period of twelve (12) months immediately  following the termination of this Agreement,  the Professional  shall not, either directly or indirectly,  on his own behalf or in the service or on behalf of others,  solicit or recruit (or attempt to solicit or recruit) any person  employed by the Company to or for any business, organization, program, or activity, other than for a program, activity or operation of the Company.

     (d) Non-competition.  During the term of this Agreement and for a period of twelve (12) months immediately following the termination of this Agreement,  the
Professional  shall not, either directly or indirectly,  on his own behalf or in the  service  of or on  behalf  of  others,  whether  as an  employee,  officer, director, independent contractor, consultant, stockholder, partner, or otherwise contact or solicit business from any individual or entity that was a customer or account of the Company with whom he did business and had personal contact during the term of his employment with the Company.

     10. Nondiscrimination.

     Professional recognizes that the Company is an equal employment opportunity employer.  Professional agrees that he will not unlawfully  discriminate against any employee,  prospective employee,  member, vendor, client,  customer or other individual  or entity  on the  basis of race,  color,  religion,  sex,  national origin, age, disability, marital status or any other characteristic protected by any applicable local, state or federal law.

     11. Miscellaneous.

     (a) Assignment.  Professional may not assign any part of the Professional's rights or obligations  under this Agreement.  In the event of the dissolution of the Company,  this Agreement  shall  continue in force through the  then-current term of this Agreement (unless otherwise  terminated as provided herein). In the event of any merger, consolidation or reorganization involving the Company, this
Agreement  shall  become an  obligation  of,  inure to the  benefit  of,  and be assigned to, any legal  successor or successors to the Company.  The Company may not otherwise assign this Agreement without the express prior written consent of
Professional.

     (b) Warranties.  Each party hereto covenants,  warrants and represents that it shall comply with all laws and regulations applicable to this Agreement,  and that it  shall  exercise  due  care  and  act in  good  faith  at all  times  in performance of its obligations under this Agreement.

     (c)  Headings.  Titles or captions of sections or  paragraphs  contained in this Agreement are intended solely for the  convenience of reference,  and shall not serve to  define,  limit,  extend,  modify,  or  describe  the scope of this
Agreement or the meaning of any provision hereof.

     (d)  Waiver.  A waiver by the  Company of any breach of this  Agreement  by
Professional shall not be effective unless in writing,  and no such waiver shall constitute a waiver of the same or another breach on a subsequent occasion.

     (e) Governing Law and  Jurisdiction for Dispute  Resolution.  All questions with respect to the construction of this Agreement or the rights and liabilities of the parties  hereunder shall be determined in accordance with the laws of the
State of  Nebraska.  Any  legal  action  taken or to be  taken by  either  party regarding  this  Agreement or the rights and  liabilities  of parties  hereunder shall be  brought  only  before a  federal,  state or local  court of  competent jurisdiction located within the State of Nebraska. Each party hereby consents to the jurisdiction of the federal, state and local courts located within the State of Nebraska for such purposes.

     (e)  Severability.  All provisions of this Agreement are severable.  If any provision or portion hereof is determined to be  unenforceable in arbitration or by a  court  of  competent  jurisdiction,  then  the  remaining  portion  of the
Agreement shall remain in full force and effect.

     (f) Force Majeure. Neither party shall be liable for failure to perform its obligations  under this  Agreement due to events beyond that party's  reasonable control, including, but not limited to, strikes, riots, wars, fire, acts of God, and acts in compliance  with any  applicable  law,  regulation or order (whether valid or invalid) of any governmental body.

     (g)  Counterparts.  This  Agreement  may be  executed  in one  (1) or  more counterparts,  each of which shall be deemed an original  and all of which taken together shall constitute one (1) and the same instrument.

     (h) Entire  Agreement and Amendment.  This  Agreement:  (i) constitutes the entire agreement  between the parties with respect to the subject matter hereof;
(ii) supersedes and replaces all prior agreements, oral and written, between the parties relating to the subject matter hereof;  and (iii) may be amended only by a written instrument clearly setting forth the amendment(s) and executed by both parties.

     (i) Effective Only Upon Board Approval.  While this Agreement may be signed on behalf of the Company,  it shall be effective only if and when it is approved by the Board of Directors of the Company ("Board").

     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above set forth.

     NEDAK ETHANOL, LLC                          PROFESSIONAL

         /s/ Everett Vogel                           /s/ Jerome Fagerland
     --------------------------                  ----------------------------
     Everett Vogel                               Jerome A. Fagerland
     Chairman                                    Date: October 30, 2007
     Date: October 30, 2007

                                    EXHIBIT A

                                     DUTIES

1. General Duty of Care.

     In  his  capacity  as  President  and  General   Manager  of  the  Company,
Professional  shall perform all of the duties and have all of the obligations as may be provided and  determined  in the Articles of  Organization  and Operating
Agreement of the Company and the Job  Description  for the President and General
Manager  position,  as the same may be amended from time to time,  and as may be determined by the Board of Directors of the Company.  Throughout his employment,
Professional  shall  devote  all of his time,  energy and skill  during  regular business hours to the performance of the duties of his employment by the Company
(reasonable  vacation  time and  reasonable  absences due to illness  excepted), shall  faithfully and  industriously  perform such duties,  and shall diligently follow and implement all management policies and decisions of the Company.

2. Services.

     The services  Professional  shall  provide in his position of President and
General  Manager  of the  Company  shall  include,  but not be  limited  to: (a)
supervise,  manage,  and direct  all  general  operations  of the  Company  with efficiency and proper economy; (b) plan, direct, and coordinate the programs and activities  of the plant;  (c) execute  quality  control  measures  ensuring all aspects of the  operation are  functioning  to the level desired by the Board of
Directors;  (d) hire, supervise,  and discharge all employees as necessary;  (e)
manage,  supervise, and motivate employees; (f) ensure all benefits,  taxes, and insurance  are  properly and timely  administered;  (g) comply with all laws and regulations,  including environmental permits, OSHA and other safety regulations and all Securities and Exchange  limitations or  regulations;  (h) report to the
Board of  Directors  on a  quarterly  basis;  and (h)  perform  any other  duty, assignment  or task as assigned by the Board of Directors  of the  Company.  The
Professional's  Main  Accountabilities  in his position as President and General
Manager  are  to:  (1)  perform  Human  Resources  responsibilities   (including
interviewing  prospective  employees,  disciplining  employees,  and terminating employees,  handling  employee  grievances  and  complaints,  retaining  outside professionals to present on safety,  employee  relations,  and plant efficiency, and conducting  yearly  reviews of employees);  (2) meet with the Plant Manager,
Maintenance Manager,  Quality Assurance Manager, and Production Manager (or such other  employees  that are his direct  reports)  on a daily  basis;  (3) prepare annual  budget  with  Controller  or similar  position;  (4)  oversee  all plant operations  to ensure  compliance  with all  local,  state,  and  federal  laws, including but not limited to, OSHA,  FMLA,  FLSA, and EPA; and (5) report to the
Board of Directors on no less than a quarterly  basis,  providing the Board with information on the plant's financial position, and operational issues.

                                    EXHIBIT B

                            COMPENSATION AND BENEFITS

1. Annual Base Salary.

     In  consideration  for his service under the terms of this  Agreement,  the
Company shall pay to Professional an annual base salary ("Base  Salary"),  which amount  shall be paid in  installments  in  accordance  with the normal  payroll payment  practices  of the Company and shall be subject to such  deductions  and withholding as are required by law and by the policies of the Company, from time to time in effect.  The Base Salary shall be at the rate of  One-Hundred  Thirty
Thousand Dollars ($130,000.00) per annum,  effective November 1, 2006, increased by a minimum of a five percent (5%) per annum upon each  anniversary  thereafter during the term of the Agreement.

     The Base Salary  shall be reviewed by the  Compensation  Committee  and the
Board of Directors on Professional's fourth anniversary date of employment under this Agreement and annually on each  anniversary  date  thereafter.  In the sole discretion of the  Compensation  Committee and the Board of Directors based upon its assessment of  Professional's  job  performance,  achievement of targets and goals set by the  Board,  the  general  performance  of the  Company,  and other factors the Board considers  relevant,  Professional  may receive a raise in his annual base salary during his fourth and  subsequent  years of employment  under this Agreement, in the Committee's and Board's reasonable discretion.

2. Expenses.

     Professional  shall be reimbursed  by the Company for expenses  incurred in direct  relationship  with  Professional's  employment  with  the  Company.  All expenses  must be  submitted on the  Company's  expense  report  form.  Original receipts should be enclosed with the Company's expense report.  Expenses must be submitted to the  secretary of the Board within  thirty days to be reimbursed by the Company. Reimbursement will occur on the payday following the submission and approval of the Expense report.

3. Fringe Benefits.

     Professional  shall be entitled to participate  in fringe benefit  programs which the  Company may from time to time have in effect,  potentially  including health insurance,  dental insurance,  401(k),  short-term disability,  long-term disability,  and  life  insurance,  on the  terms  and  conditions  offered  the
Company's other employees.

4. Vacation and Sick Leave.

     Professional  shall be entitled to three (3) weeks  (fifteen  (15) business days) of  vacation/sick  leave during the each calendar  year of this  Agreement without any

deduction  in  his  compensation,   at  such  times  within  each  year  as  the
Professional may determine,  taking into account the Company's  schedule and the
Professional's duties relative thereto.  During Professional's  initial and last years of employment,  this entitlement to vacation/sick  leave shall be prorated for any  portion  of the  calendar  year  Professional  is not  employed  by the
Company.

5. Company Car.

     The Company shall provide a vehicle allowance of $750 per month.

6. Bonus.

     A bonus will be offered at a rate of one percent (1%) per fiscal quarter of net profits (as defined in accordance with GAAP), and it will not exceed seventy five percent (75%) of Base Salary annualized. Such bonus will be paid at the end of the calendar  year or a reasonable  period  thereafter,  as determined by the
Compensation Committee, as may be necessary for the closing of the books and the computation of such amounts.